Sales Report:Supplement No. 151 dated Mar 08, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 446281
This series of Notes was issued and sold upon the funding of the borrower loan #41119, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Feb-10-2010
				Auction end date:	Feb-17-2010

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$82.73
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.14%	Final monthly payment:	$74.23

Auction yield range:	8.06% - 27.00%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1976	Debt/Income ratio:	42%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 11	Length of status:	19y 0m
Credit score:	680-699 (Feb-2010)	Total credit lines:	27	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$23,758	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	bonus-friendship	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding Loan
Purpose of loan:
I will be using this loan to help pay for my daughters upcoming August wedding.? I just need a little help so my daughter can have the wedding she deserves.?
My financial situation:
I pay all my bills in a timely fashion.? ?

Monthly net income: $ 2880

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Artist_Blue	$25.00	$25.00	2/10/2010 4:11:16 PM
honorable-yield	$50.00	$50.00	2/10/2010 4:19:10 PM
riproaringrapids	$25.00	$25.00	2/10/2010 4:11:52 PM
skuba	$25.00	$25.00	2/10/2010 4:12:23 PM
Syzygy	$25.00	$25.00	2/10/2010 4:13:13 PM
reflective-cash0	$100.00	$100.00	2/10/2010 4:22:10 PM
cash-queen	$30.00	$30.00	2/10/2010 4:24:10 PM
jga516	$25.00	$22.97	2/10/2010 4:24:22 PM
radforj22	$25.00	$25.00	2/10/2010 4:20:45 PM
supreme-bonus0	$25.00	$25.00	2/10/2010 4:21:10 PM
supreme-hope	$25.00	$25.00	2/10/2010 4:21:51 PM
flexible-value	$25.00	$25.00	2/10/2010 4:22:02 PM
PocketAces	$25.00	$25.00	2/10/2010 4:23:05 PM
desertoasis	$50.00	$50.00	2/10/2010 4:23:43 PM
peso-colonel	$90.00	$90.00	2/10/2010 4:23:50 PM
Bob450	$25.00	$25.00	2/10/2010 7:46:54 PM
Bank_Of_XL	$100.00	$100.00	2/11/2010 5:42:19 AM
integrity-doctor	$50.00	$50.00	2/11/2010 3:03:49 PM
grammaspurse	$25.00	$25.00	2/14/2010 11:44:19 AM
IPG1	$25.00	$25.00	2/16/2010 1:00:42 PM
rustysailor	$25.00	$25.00	2/16/2010 2:07:17 PM
reward-dynamo	$25.00	$25.00	2/16/2010 7:55:49 PM
gilbrear	$25.00	$25.00	2/16/2010 5:52:28 PM
Taho	$25.00	$25.00	2/17/2010 7:43:58 AM
wild-orange	$25.00	$25.00	2/17/2010 12:30:59 PM
ultimate-peace	$150.00	$150.00	2/17/2010 4:05:22 PM
asya	$30.00	$30.00	2/17/2010 12:39:27 PM
ryan6853	$25.00	$25.00	2/17/2010 1:28:32 PM
rpatusa	$25.00	$25.00	2/10/2010 4:11:34 PM
AF-Chief	$27.00	$27.00	2/10/2010 4:12:59 PM
natural-greenback6	$25.00	$25.00	2/10/2010 4:11:20 PM
fishintime	$25.00	$25.00	2/10/2010 4:23:24 PM
sophisticated-ore	$200.00	$200.00	2/10/2010 4:19:36 PM
inspired-contract9	$25.00	$25.00	2/10/2010 4:22:49 PM
red-favorable-basis	$25.00	$25.00	2/10/2010 4:21:43 PM
egw	$25.00	$25.00	2/10/2010 4:23:57 PM
calm-deal7	$25.00	$25.00	2/10/2010 4:22:43 PM
Rick7925	$25.00	$25.00	2/10/2010 4:24:14 PM
Ven58	$25.00	$25.00	2/10/2010 4:51:15 PM
rustysailor	$25.00	$25.00	2/11/2010 1:10:43 PM
Queueball1	$25.00	$25.00	2/12/2010 1:25:31 PM
drkosh	$25.00	$25.00	2/14/2010 7:28:13 AM
Rearden_Steel	$25.00	$25.00	2/15/2010 7:39:05 AM
farblest	$50.00	$50.00	2/15/2010 11:27:22 AM
caseattle	$25.00	$25.00	2/15/2010 6:52:19 PM
serene-capital	$25.00	$25.00	2/16/2010 12:40:23 AM
rainbowsorbet	$25.00	$25.00	2/16/2010 12:27:51 PM
lofo85	$25.00	$25.00	2/16/2010 9:58:37 PM
bitano	$25.00	$25.00	2/17/2010 7:34:19 AM
EretzCapital	$100.03	$100.03	2/17/2010 11:00:18 AM
worth-arch	$25.00	$25.00	2/17/2010 2:43:12 PM
DasMula	$25.00	$25.00	2/17/2010 3:27:54 PM
52 bids
Borrower Payment Dependent Notes Series 447167
This series of Notes was issued and sold upon the funding of the borrower loan #41100, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%	Auction start date:	Feb-18-2010
				Auction end date:	Feb-25-2010

Starting lender yield:	30.50%	Starting borrower rate/APR:	31.50% / 33.90%	Starting monthly payment:	$194.75
Final lender yield:	28.00%	Final borrower rate/APR:	29.00% / 31.36%	Final monthly payment:	$188.58

Auction yield range:	8.05% - 30.50%	Estimated loss impact:	9.17%
Lender servicing fee:	1.00%	Estimated return:	18.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	9 / 3	Length of status:	1y 0m
Credit score:	780-799 (Feb-2010)	Total credit lines:	28	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	blooming-durability2	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidation
Purpose of loan:
This loan will be used to? consolidation

My financial situation:
I am a good candidate for this loan because? I have a 15 year credit history and have never been delinquent. I have had?3 homes with mortgages and approximately 30 credit lines over the years. I closed my remaining credit lines recently due to a lack of predictabilty with interest rates as well as the way they were amoratized. Thanks for reading my listing.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What are you consolidating? You don't have any debt listed in your credit profile... - SeeksValue
A: I am consolidating 2 former mbna accounts that are now bank of america. (Feb-20-2010)
Q: OK, do you have any sense why they are not listed under your "revolving credit balances?" - SeeksValue
A: Thanks for pointing that out. My credit score is accurate but they do not have anything else listed. I will check into it. (Feb-21-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

noconnor01	$25.00	$25.00	2/18/2010 4:26:13 PM
Bob450	$50.00	$50.00	2/18/2010 5:23:27 PM
new-peso-concerto	$25.00	$25.00	2/19/2010 10:15:02 AM
elegant-loot	$25.00	$25.00	2/20/2010 1:02:01 PM
SFBank	$200.00	$200.00	2/20/2010 1:05:27 PM
dynrep	$50.00	$50.00	2/21/2010 11:04:38 AM
sigep923	$46.08	$46.08	2/22/2010 11:58:49 AM
jojnax	$25.00	$25.00	2/22/2010 2:45:32 PM
inforapenny	$25.00	$25.00	2/23/2010 3:30:22 PM
cashhelp	$25.00	$25.00	2/23/2010 4:20:21 PM
sensible-fund	$40.00	$40.00	2/23/2010 5:00:03 PM
grammaspurse	$25.00	$25.00	2/23/2010 6:17:03 PM
careful-penny	$25.00	$25.00	2/23/2010 5:25:18 PM
SignatureCapital	$25.00	$25.00	2/23/2010 6:06:14 PM
rinyt	$30.00	$30.00	2/23/2010 5:32:56 PM
Mark-M	$25.00	$25.00	2/23/2010 7:55:55 PM
SDD123	$25.00	$25.00	2/24/2010 3:58:12 PM
Rule62	$25.00	$25.00	2/24/2010 11:58:11 AM
beach_bum	$25.00	$25.00	2/24/2010 12:46:40 PM
Sagenius	$25.00	$25.00	2/24/2010 1:45:42 PM
loss-of-control	$50.00	$50.00	2/24/2010 5:19:28 PM
3613925	$25.00	$25.00	2/24/2010 5:51:31 PM
monstersdad	$50.00	$50.00	2/24/2010 6:41:42 PM
Zipcut	$30.00	$30.00	2/24/2010 10:56:33 PM
Leshan	$25.00	$25.00	2/25/2010 7:13:12 AM
Feyenoord	$25.00	$25.00	2/24/2010 7:00:28 PM
grnii78	$50.00	$50.00	2/25/2010 7:56:20 AM
kingston1	$25.00	$25.00	2/24/2010 7:19:23 PM
wise-silver-wonder	$25.00	$25.00	2/24/2010 11:01:31 PM
realtormoises	$25.00	$25.00	2/25/2010 11:35:04 AM
leverage-monger	$25.00	$25.00	2/25/2010 7:16:40 AM
bold-direct-asset	$250.00	$250.00	2/25/2010 8:47:57 AM
dynrep	$100.00	$100.00	2/25/2010 1:53:51 PM
mpatrick	$50.00	$50.00	2/25/2010 2:43:27 PM
responsible-worth113	$25.00	$25.00	2/25/2010 3:52:57 PM
ronin4sale	$25.00	$25.00	2/25/2010 11:55:16 AM
DasMula	$50.00	$50.00	2/25/2010 12:42:19 PM
paceme1	$52.77	$52.77	2/25/2010 1:13:39 PM
social-conductor4	$25.00	$25.00	2/25/2010 4:02:15 PM
GolfStud	$100.00	$100.00	2/25/2010 2:27:39 PM
wonder3	$25.00	$25.00	2/25/2010 3:48:24 PM
dynrep	$100.00	$100.00	2/25/2010 3:52:11 PM
Cory79	$41.26	$41.26	2/25/2010 4:01:49 PM
Engineer44	$35.00	$35.00	2/25/2010 4:07:23 PM
0403	$25.00	$25.00	2/25/2010 4:08:06 PM
JustMee	$25.00	$25.00	2/18/2010 5:40:23 PM
dpries123	$25.00	$25.00	2/20/2010 9:40:14 PM
srfb973	$52.19	$52.19	2/22/2010 10:28:04 AM
Sol_Invictus	$25.00	$25.00	2/23/2010 6:59:17 AM
reflective-rupee	$500.00	$500.00	2/23/2010 3:26:05 PM
penny-surgeon	$25.00	$25.00	2/23/2010 3:25:51 PM
reflective-rupee	$500.00	$329.90	2/23/2010 3:25:53 PM
Helenska11	$250.00	$250.00	2/23/2010 4:42:32 PM
dpries123	$25.00	$25.00	2/23/2010 6:05:55 PM
CincyTex	$50.00	$50.00	2/23/2010 6:29:19 PM
Kash2010lu	$35.00	$35.00	2/23/2010 7:16:01 PM
tranquil-revenue	$300.00	$300.00	2/23/2010 8:05:48 PM
SolarMoonshine	$100.00	$100.00	2/23/2010 5:39:53 PM
KSPHoldings	$25.00	$25.00	2/24/2010 8:03:32 AM
Montiesholdings	$25.00	$25.00	2/24/2010 7:46:54 AM
nashibaksi	$25.00	$25.00	2/24/2010 6:19:48 PM
vest_vortex	$25.00	$25.00	2/24/2010 5:07:08 PM
toxicbutterfly	$30.00	$30.00	2/24/2010 6:08:50 PM
bitano	$50.00	$50.00	2/25/2010 7:46:49 AM
Taho	$50.00	$50.00	2/25/2010 7:52:21 AM
marwadi-62	$50.00	$50.00	2/25/2010 8:07:32 AM
VBPlayer	$35.00	$35.00	2/25/2010 11:50:00 AM
Value-Crusader5	$28.17	$28.17	2/25/2010 1:00:37 PM
MrOglesby	$25.00	$25.00	2/25/2010 8:07:34 AM
five-star-note	$64.63	$64.63	2/25/2010 10:19:34 AM
BrighterSuns	$25.00	$25.00	2/25/2010 3:01:36 PM
bank-examiner	$25.00	$25.00	2/25/2010 1:21:39 PM
BOYFROMVEGAS	$25.00	$25.00	2/25/2010 2:30:49 PM
SeeksValue	$50.00	$50.00	2/25/2010 2:47:49 PM
Bob450	$25.00	$25.00	2/25/2010 2:49:18 PM
intelligent-yield	$25.00	$25.00	2/25/2010 2:50:32 PM
SeeksValue	$25.00	$25.00	2/25/2010 2:59:04 PM
tigercat	$50.00	$50.00	2/25/2010 3:49:06 PM
unger	$50.00	$50.00	2/25/2010 4:07:29 PM
79 bids
Borrower Payment Dependent Notes Series 447791
This series of Notes was issued and sold upon the funding of the borrower loan #41116, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,880.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Feb-25-2010
				Auction end date:	Mar-04-2010

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 22.37%	Starting monthly payment:	$415.51
Final lender yield:	16.95%	Final borrower rate/APR:	17.95% / 18.31%	Final monthly payment:	$393.07

Auction yield range:	3.05% - 21.00%	Estimated loss impact:	1.53%
Lender servicing fee:	1.00%	Estimated return:	15.42%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	10 / 10	Length of status:	1y 1m
Credit score:	800-819 (Feb-2010)	Total credit lines:	25	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$18,283	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	21%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	investor1234	Borrower's state:	Florida	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	8 ( 100% )	800-819 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	840-859 (Sep-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
Cash Flow for Business Expenses
Purpose of loan:
Loan will be used for current business expenses and reinvest any excess in Prosper. I have an opportunity to build my business quickly and need funds to support my efforts...hoping that I will find lenders willing to help me succeed.
My financial situation:
I have excellent credit and payment history.? I easily pay my bills and can assure you that repayment of this loan will not be an issue.I have relisted this loan at a higher yield - hopefully this will help with funding.Monthly Income $10,000; Monthly Expenses $8,500Thank you in advance for your support!
Information in the Description is not verified.
Friends And Family Winning Bids
JGuide has bid a total of $26.00 in winning bids.
"Longtime lender, group member and "AA" Credit!"
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: What is the nature of your business and how are you building it? - Trakissta
A: I have a consulting business and this loan will be used to cover travel expenses for meetings with out of town clients that I already have scheduled over the next few months. (Feb-26-2010)
Q: Any idea why there was a drop in the credit score points? - Johnab
A: I have opened two credit lines to use exclusively for business purposes which may have affected my score. I have never been late for a payment and have not had any other financial changes since that time. (Feb-26-2010)
Q: How long do you plan on holding this loan? Your last loan was paid after 8 payments, do you intend to keep this until term, or will you pay early? Thanks! - grnii78
A: I am also a lender and the funds from my previous loan were intended to be used for reinvesting with prosper. When we were no longer able to lend, I did not have a use for those funds that was a higher yield, so I repaid the loan. My intention at this time is to keep this loan to term and utilize the funds for business expenses and maintaining cash flow. (Mar-01-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Dustley	$25.00	$25.00	2/25/2010 4:00:15 PM
sflender1099	$25.00	$25.00	2/25/2010 4:00:05 PM
reflective-rupee	$250.00	$250.00	2/25/2010 4:45:38 PM
mmrothsc	$30.00	$30.00	2/25/2010 8:27:59 PM
TechnologyGuy	$25.00	$25.00	2/25/2010 4:21:30 PM
tipan1	$47.00	$47.00	2/26/2010 2:02:29 AM
SolarMoonshine	$100.00	$100.00	2/25/2010 5:50:58 PM
credit-observatory	$25.00	$25.00	2/25/2010 6:41:55 PM
dynrep	$50.00	$50.00	2/26/2010 11:13:18 AM
CIC	$25.00	$25.00	2/26/2010 11:28:09 AM
Mich411	$25.00	$25.00	2/26/2010 9:49:17 AM
dynrep	$50.00	$50.00	2/26/2010 11:11:15 AM
dynrep	$50.00	$50.00	2/26/2010 11:11:45 AM
BradP	$50.00	$50.00	2/26/2010 12:37:21 PM
inforapenny	$25.00	$25.00	2/26/2010 3:25:26 PM
FinDoc	$25.00	$25.00	2/27/2010 7:15:59 AM
clemclan	$25.00	$25.00	2/26/2010 6:47:25 PM
preciouschild	$200.00	$200.00	2/26/2010 7:27:42 PM
nshabani6	$25.00	$25.00	2/27/2010 10:06:18 PM
slicrad	$25.00	$25.00	2/28/2010 12:41:26 PM
Only_Money	$25.00	$25.00	2/27/2010 7:39:18 PM
SV-AZ	$250.00	$250.00	2/27/2010 8:39:51 PM
dinero-elevator	$50.00	$50.00	2/28/2010 3:13:55 AM
tokyopete23	$25.00	$25.00	2/28/2010 10:46:10 AM
EEasyMoney	$25.00	$25.00	2/28/2010 10:50:54 AM
benevolent-capital1	$75.00	$75.00	2/28/2010 5:28:31 PM
wizardii	$25.00	$25.00	3/1/2010 5:36:36 PM
partyplan	$60.00	$60.00	3/2/2010 7:34:34 AM
Dollars4Rent	$25.00	$25.00	3/1/2010 9:13:33 PM
enthusiastic-balance5	$100.00	$100.00	3/2/2010 8:05:53 AM
drewdog365	$25.00	$25.00	3/2/2010 9:34:29 AM
falcone	$50.00	$50.00	3/2/2010 2:04:57 PM
PurplePonchoMan	$25.00	$25.00	3/2/2010 10:36:14 AM
alex189a	$50.00	$50.00	3/2/2010 12:05:50 PM
first-class-transparency2	$50.00	$50.00	3/2/2010 12:29:34 PM
leod1948	$25.00	$25.00	3/2/2010 5:32:37 PM
durability-colonel	$50.00	$50.00	3/2/2010 5:54:22 PM
lincmercguy	$30.00	$30.00	3/2/2010 8:13:10 PM
justice-magnate	$100.00	$100.00	3/2/2010 8:21:17 PM
gpuck	$25.00	$25.00	3/2/2010 8:33:33 PM
FOFagent1	$125.00	$125.00	3/2/2010 7:03:02 PM
hebergee	$25.00	$25.00	3/3/2010 7:09:22 AM
Eaglehigh	$25.00	$25.00	3/2/2010 9:04:11 PM
trade-elm	$125.00	$125.00	3/3/2010 11:45:08 AM
matthewa	$25.00	$25.00	3/3/2010 11:45:53 AM
REITRUST	$25.00	$25.00	3/3/2010 9:59:57 AM
Sagenius	$28.01	$28.01	3/3/2010 11:04:40 AM
gjm6d	$25.00	$25.00	3/3/2010 4:08:28 PM
bobnewt	$50.00	$50.00	3/3/2010 5:10:19 PM
hopheadmike	$49.00	$49.00	3/3/2010 5:56:26 PM
leverage-monger	$75.30	$75.30	3/3/2010 3:31:47 PM
credit-missile	$73.22	$73.22	3/3/2010 8:15:57 PM
toxicbutterfly	$30.00	$30.00	3/4/2010 7:09:22 AM
credit-missile	$100.00	$100.00	3/3/2010 8:15:06 PM
PleaseNoDefaults	$25.00	$25.00	3/3/2010 9:42:48 PM
lucrative-transparency0	$500.00	$500.00	3/4/2010 9:16:09 AM
mrreynol	$25.00	$25.00	3/3/2010 9:55:39 PM
vivacious-p2p3	$50.00	$50.00	3/3/2010 4:36:24 PM
shelcurt	$80.00	$80.00	3/3/2010 4:52:46 PM
red-favorable-basis	$25.00	$25.00	3/4/2010 1:48:37 AM
lucrative-loan	$100.00	$100.00	3/3/2010 5:25:41 PM
Rulea72	$26.43	$26.43	3/4/2010 6:52:09 AM
78	$25.00	$25.00	3/3/2010 6:14:36 PM
lean-investment	$40.00	$40.00	3/4/2010 9:36:13 AM
sturdy-velocity6	$25.00	$25.00	3/4/2010 7:48:00 AM
jgwood	$57.56	$57.56	3/3/2010 7:35:02 PM
noodles932	$50.00	$50.00	3/3/2010 7:55:33 PM
KirosPOS	$111.78	$111.78	3/4/2010 9:54:34 AM
cutter21	$30.44	$30.44	3/4/2010 10:07:13 AM
chameleon125	$50.00	$50.00	3/3/2010 10:30:39 PM
Crysalith	$61.16	$61.16	3/3/2010 10:31:01 PM
intelligent-reward7	$25.00	$25.00	3/3/2010 10:39:57 PM
hard-working-gain2	$25.00	$25.00	3/4/2010 5:01:05 AM
youthful-reward0	$25.00	$25.00	3/4/2010 6:40:12 AM
jybank	$25.00	$25.00	3/4/2010 9:10:00 AM
lucrative-loan	$200.00	$200.00	3/4/2010 12:41:29 PM
mhotchan	$150.00	$150.00	3/4/2010 10:05:57 AM
JGuide	$26.00	$26.00	3/4/2010 10:45:38 AM
lucrative-loan	$100.00	$4.32	3/4/2010 2:28:17 PM
blb1000	$100.00	$100.00	3/4/2010 12:02:53 PM
TheLoanManCan	$25.00	$25.00	3/4/2010 12:16:13 PM
balanced-balance6	$75.00	$75.00	3/4/2010 3:27:10 PM
dynrep	$100.00	$100.00	3/4/2010 3:44:37 PM
Redbirdfan39	$100.00	$100.00	3/4/2010 10:38:29 AM
OGS_Capital	$25.00	$25.00	3/4/2010 2:04:46 PM
planet613	$100.00	$100.00	3/4/2010 11:49:06 AM
njmlaj726	$25.00	$25.00	3/4/2010 12:04:58 PM
Ray3486	$34.81	$34.81	3/4/2010 2:25:40 PM
umfan123	$25.00	$25.00	3/4/2010 12:35:50 PM
lucrative-durability	$25.00	$25.00	3/4/2010 3:19:54 PM
dblaz5	$800.00	$800.00	3/4/2010 3:46:32 PM
wise382	$25.01	$25.01	3/4/2010 3:47:51 PM
calkidd05	$25.00	$25.00	3/4/2010 3:48:50 PM
goal-liberty9	$100.00	$100.00	3/4/2010 1:27:57 PM
nimcha	$50.00	$50.00	3/4/2010 1:34:02 PM
ministry3	$25.00	$25.00	2/25/2010 3:56:41 PM
snowfall2006	$25.00	$25.00	2/25/2010 3:59:01 PM
frugalinvestor20	$25.00	$25.00	2/25/2010 4:18:45 PM
chibear34	$25.00	$25.00	2/25/2010 4:32:35 PM
dynrep	$50.00	$50.00	2/26/2010 11:10:16 AM
sshgfwb	$25.00	$25.00	2/26/2010 6:18:01 AM
Zipperdu	$50.00	$50.00	2/26/2010 6:38:50 AM
loanshark207	$25.00	$25.00	2/26/2010 9:49:56 AM
dynrep	$50.00	$50.00	2/26/2010 11:10:45 AM
CIC	$25.00	$25.00	2/26/2010 11:25:15 AM
CIC	$25.00	$25.00	2/26/2010 11:25:55 AM
Nickel8	$25.00	$25.00	2/26/2010 3:20:56 PM
Coach-n-u	$50.00	$50.00	2/26/2010 9:16:34 PM
LoanDMC	$25.00	$25.00	2/26/2010 4:50:58 PM
CommerciaLender	$25.00	$25.00	2/26/2010 6:16:49 PM
ajst1	$29.55	$29.55	2/26/2010 11:34:48 PM
kingtut999	$35.00	$35.00	2/27/2010 9:16:48 AM
grnii78	$121.34	$121.34	2/27/2010 5:20:16 PM
mhammond	$50.00	$50.00	2/28/2010 11:30:11 AM
grammaspurse	$25.00	$25.00	3/1/2010 4:40:57 PM
Oak-Parker	$25.00	$25.00	3/1/2010 7:32:05 PM
Boca	$44.23	$44.23	3/2/2010 8:27:23 AM
mcabery	$216.00	$216.00	3/2/2010 2:19:24 AM
Mantis75	$25.00	$25.00	3/2/2010 7:38:37 AM
tacologic	$25.00	$25.00	3/2/2010 9:02:33 AM
Spring342	$50.00	$50.00	3/2/2010 10:49:19 AM
vigilance-searcher	$25.00	$25.00	3/2/2010 11:25:01 AM
butlerpossible	$43.40	$43.40	3/2/2010 10:50:37 AM
xavier48	$25.00	$25.00	3/2/2010 10:51:36 AM
Gold_Coin	$25.00	$25.00	3/2/2010 1:31:39 PM
371millwood	$200.00	$200.00	3/2/2010 1:45:11 PM
ScottFinance	$25.00	$25.00	3/2/2010 2:09:31 PM
gustavholstopus32	$25.00	$25.00	3/2/2010 11:31:05 AM
charitycoon	$100.00	$100.00	3/2/2010 3:36:37 PM
bold-direct-asset	$50.00	$50.00	3/2/2010 3:07:16 PM
Montiesholdings	$30.00	$30.00	3/2/2010 4:12:55 PM
Gandalf0001	$50.00	$50.00	3/2/2010 6:08:20 PM
justice-magnate	$100.00	$100.00	3/2/2010 5:05:45 PM
heritage_loans	$30.00	$30.00	3/2/2010 5:59:44 PM
KapitalX	$26.38	$26.38	3/3/2010 3:23:55 AM
investment-oasis	$50.00	$50.00	3/2/2010 7:45:29 PM
maximizer	$25.00	$25.00	3/2/2010 8:20:31 PM
causr08	$50.00	$50.00	3/2/2010 10:41:03 PM
rubylender	$25.00	$25.00	3/3/2010 1:39:22 PM
leverage-monger	$25.74	$25.74	3/3/2010 8:15:44 AM
gtdane	$25.00	$25.00	3/3/2010 8:39:44 AM
Ven58	$25.00	$25.00	3/3/2010 10:46:26 AM
plumber87	$25.00	$25.00	3/3/2010 4:56:36 PM
ManhattanLender	$25.00	$25.00	3/3/2010 7:43:25 PM
hellasow	$30.00	$30.00	3/3/2010 8:17:20 PM
lucrative-loan	$100.00	$100.00	3/3/2010 8:31:59 PM
tender-ore	$35.00	$35.00	3/4/2010 5:31:46 AM
engbusres	$29.00	$29.00	3/4/2010 6:08:05 AM
kermitdafrog	$25.00	$25.00	3/4/2010 8:30:13 AM
Nasdaq	$25.00	$25.00	3/3/2010 6:52:30 PM
rate-hickory	$50.00	$50.00	3/4/2010 8:55:49 AM
ballz694	$76.04	$76.04	3/3/2010 7:37:05 PM
CaliforniaRepublic	$25.10	$25.10	3/3/2010 9:59:31 PM
CincyTex	$50.00	$50.00	3/3/2010 5:20:16 PM
agile	$50.00	$50.00	3/3/2010 5:29:27 PM
ALFLoan	$25.00	$25.00	3/4/2010 6:14:35 AM
FallonCredit	$25.02	$25.02	3/3/2010 8:00:32 PM
invincible-gain	$50.00	$50.00	3/4/2010 9:08:14 AM
Octamer	$28.72	$28.72	3/4/2010 9:46:11 AM
fairness-atmosphere	$27.44	$27.44	3/4/2010 10:16:25 AM
gothampark	$25.00	$25.00	3/3/2010 11:30:12 PM
soilchem	$25.00	$25.00	3/4/2010 12:17:50 AM
NekHoldings	$25.00	$25.00	3/4/2010 5:15:43 AM
The-CAPS-fan	$50.00	$50.00	3/4/2010 5:56:23 AM
TorqueEnterprises	$26.48	$26.48	3/4/2010 6:05:36 AM
shrewd-income	$50.00	$50.00	3/4/2010 6:17:39 AM
ilend57	$25.00	$25.00	3/4/2010 12:06:26 PM
llequire1	$174.16	$174.16	3/4/2010 7:45:29 AM
penny-surgeon	$25.00	$25.00	3/4/2010 9:42:06 AM
lenderrn	$50.00	$50.00	3/4/2010 9:49:43 AM
MonopolyDred	$68.75	$68.75	3/4/2010 1:23:10 PM
LAKETIME	$25.00	$25.00	3/4/2010 2:00:41 PM
truelumen	$25.00	$25.00	3/4/2010 11:27:44 AM
crdcteng	$25.00	$25.00	3/4/2010 9:31:59 AM
perchedeagle	$25.00	$25.00	3/4/2010 9:37:05 AM
anarchy1985	$50.00	$50.00	3/4/2010 3:39:40 PM
Jinja	$45.00	$45.00	3/4/2010 10:02:32 AM
dynrep	$300.00	$300.00	3/4/2010 3:51:31 PM
nevetsnosliw1	$30.00	$30.00	3/4/2010 1:15:25 PM
KramericaIndustries	$25.00	$25.00	3/4/2010 1:24:53 PM
finance-mangrove4	$50.00	$50.00	3/4/2010 1:44:40 PM
Johnab	$50.00	$50.00	3/4/2010 3:03:20 PM
umfan123	$25.00	$25.00	3/4/2010 12:34:57 PM
wkeboarder21	$50.00	$50.00	3/4/2010 12:50:08 PM
SCRUGZY	$25.00	$25.00	3/4/2010 3:20:46 PM
successful-integrity	$50.00	$50.00	3/4/2010 3:28:43 PM
scientists	$25.00	$25.00	3/4/2010 3:32:34 PM
willinvest	$31.24	$31.24	3/4/2010 1:16:32 PM
dynrep	$100.00	$100.00	3/4/2010 3:47:57 PM
dlg	$36.36	$36.36	3/4/2010 3:13:31 PM
vendorking1	$25.00	$25.00	3/4/2010 3:45:18 PM
leverage-monger	$85.00	$85.00	3/4/2010 3:49:36 PM
investment-happiness	$60.01	$60.01	3/4/2010 3:50:57 PM
193 bids
Borrower Payment Dependent Notes Series 447903
This series of Notes was issued and sold upon the funding of the borrower loan #41094, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Feb-25-2010
				Auction end date:	Mar-04-2010

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 23.58%	Starting monthly payment:	$56.57
Final lender yield:	15.00%	Final borrower rate/APR:	16.00% / 18.43%	Final monthly payment:	$52.74

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.84%
Lender servicing fee:	1.00%	Estimated return:	8.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2000	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	5	Current / open credit lines:	9 / 9	Length of status:	0y 10m
Credit score:	680-699 (Feb-2010)	Total credit lines:	24	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$16,503
Amount delinquent:	$0	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	bonneville83	Borrower's state:	NewYork	Borrower's group:	Sunset Lending
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	19 ( 95% )	680-699 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	1 ( 5% )	680-699 (Jun-2008) 640-659 (Apr-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Eliminating Odious Credit Card Debt
Purpose of loan:
This loan will be used to help eliminate a credit card which through some not so friendly practices now has me at a ridiculous 34.99% interest rate on a 2400 balance. Specifically, my credit limit which had previously been 3500 was lowered to 2405. I go to school in NJ and though my mail is delivered to my home in DC, I have my mail sent to me to my apartment in NY each month. I never received any mail notification saying that my limit was going to be reduced so drastically and despite frequently checking all of my credit card information online at least twice a month, I only caught wind of the change tonight. I found out that due a small 36 gasoline purchase I made yesterday, I went over my limit by 12 dollars, thus invoking the default rate. My goal now is to completely terminate my relationship with HSBC, the issuer of this credit card, and quickly pay off this card.

My financial situation:
I am a good candidate for this loan because I have already had two Prosper loans and have had no problems paying them back. This will be my third loan from Prosper and this loan will be paid back religiously and aggressively. If you're wondering about the single late payment on Prosper, it was due to a delay in processing a deposit by my bank. Once the deposit cleared two days after the payment due date, the payment was made immediately. Sadly, this sullies my perfect payment record, but rest assured that such an incident will not happen again.

Monthly net income: $ N/A

I am currently a student going for a Master's degree which is why I do not have a monthly net income. However, I have in excess of $5000.00 in savings plus an additional $5000.00 in student loan proceeds and I receive 450.00 per month in assistance from my parents. I will be completing my degree this May after which point I intend on getting a job. My field is Transportation Engineering and from what I've seen along with feedback I received at my school's career fair, my job prospects are very promising. Furthermore, should anything out of the ordinary arise, I can pay back this loan immediately. Finally, some comparisons for anyone worried about investing in me. When I applied for my most recent Prosper loan, my credit card balances totalled to $23,601 with 80% utilization. They now total to $16,503 with 66% utilization. Furthermore, my credit score has remained in the same range. Unfortunately, Prosper's rating system has changed making what was once a B grade into a C grade.

Monthly expenses: $
??Housing: $ 700
??Insurance: $
??Car expenses: $ 100
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Sorry to hear about the troubles with your credit card. You're certainly not alone. Best of luck to you on this bid - it looks like a good one. - farblest
A: Thanks for the encouragement. Its terrible what these companies are resorting to. (Feb-28-2010)
Q: Please list your monthly expenses, and also all your debt and Credit cards with their rates. Thanks - KapitalX
A: Monthly Exp. are 700 in Rent, $100 in Gas, $100 in Utilities, $100 in Phone, Cable and Internet, $200 in Food, and $500 in Credit Card Payments. Credit Cards are Citi Mastercard: $0.00 at 29.99%; AMEX: $3876.71 at 11.24%; Macys: $0.00 at 23.99%; Bank of Am. Visa: $3740.29 at 19.99%; USBank Visa: 6530.84 at 15%; Amazon: $240 at 25.99%; Credit Union Visa: 9396.92 at 9.75%; HSBC Mastercard: 2368.48 at 34.99%. Student Loans currently total $37K not incl. a recent 4K grant which will reduce loans (Mar-01-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Tamerz	$25.00	$25.00	3/2/2010 9:23:54 AM
maximizer	$25.00	$25.00	3/2/2010 8:18:22 PM
alpinaut	$25.00	$25.00	3/3/2010 5:06:28 AM
rockhound84	$25.00	$25.00	3/3/2010 1:22:29 PM
brondero	$150.00	$150.00	3/3/2010 10:06:55 AM
GABC-1	$100.00	$72.10	3/3/2010 2:41:07 PM
earlj20	$50.00	$50.00	3/3/2010 12:53:48 PM
gjm6d	$25.00	$25.00	3/3/2010 4:09:22 PM
atomantic	$100.00	$100.00	3/3/2010 11:50:16 PM
Leshan	$100.00	$100.00	3/4/2010 6:50:31 AM
serene-capital	$25.00	$25.00	3/4/2010 1:15:07 PM
Bizern	$25.00	$25.00	3/4/2010 11:48:00 AM
ALFLoan	$25.00	$25.00	3/4/2010 3:03:33 PM
jtoms101	$29.63	$29.63	3/4/2010 12:00:42 PM
gpuck	$25.00	$25.00	3/4/2010 3:46:47 PM
kinetic-social	$25.00	$25.00	3/4/2010 3:52:01 PM
farblest	$65.91	$65.91	3/4/2010 1:27:41 PM
wealth-pipeline	$37.36	$37.36	3/4/2010 2:15:52 PM
toxicbutterfly	$30.00	$30.00	3/4/2010 2:25:11 PM
KapitalX	$30.00	$30.00	3/4/2010 3:01:09 PM
poolshark72	$25.00	$25.00	2/28/2010 11:27:40 PM
Sol_Invictus	$25.00	$25.00	3/1/2010 8:41:49 AM
wphmd	$25.00	$25.00	3/2/2010 1:35:31 PM
srthsvghdthtr	$25.00	$25.00	3/3/2010 11:14:07 AM
lender12345	$25.00	$25.00	3/3/2010 11:08:32 AM
mikey7	$50.00	$50.00	3/3/2010 2:08:06 PM
scamps	$50.00	$50.00	3/3/2010 9:28:55 PM
jybank	$25.00	$25.00	3/4/2010 9:08:21 AM
engbusres	$25.00	$25.00	3/4/2010 6:09:42 AM
Mikale360	$25.00	$25.00	3/4/2010 6:59:05 AM
Jinja	$85.00	$85.00	3/4/2010 10:03:56 AM
sugybutt	$25.00	$25.00	3/4/2010 10:51:45 AM
webfeet	$25.00	$25.00	3/4/2010 12:30:47 PM
MattProsper	$50.00	$50.00	3/4/2010 3:30:05 PM
Coco_Chanel	$25.00	$25.00	3/4/2010 3:33:56 PM
Hawkeyebank	$25.00	$25.00	3/4/2010 3:48:19 PM
congardner1	$25.00	$25.00	3/4/2010 2:12:51 PM
wild-orange	$25.00	$25.00	3/4/2010 2:19:25 PM
38 bids
Borrower Payment Dependent Notes Series 447672
This series of Notes was issued and sold upon the funding of the borrower loan #41096, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,400.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Feb-23-2010
				Auction end date:	Feb-25-2010

Starting lender yield:	26.39%	Starting borrower rate/APR:	27.39% / 29.73%	Starting monthly payment:	$180.55
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$177.87

Auction yield range:	11.05% - 26.39%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1993	Debt/Income ratio:	16%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 4	Length of status:	10y 3m
Credit score:	660-679 (Feb-2010)	Total credit lines:	27	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$898	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	32%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	43
Screen name:	bd4850	Borrower's state:	Washington	Borrower's group:	Not Active
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation- Payoff CC's
Purpose of loan:
This loan will be used to?To payoff?Orchard Bank, Juniper?Bank, JCPenny, and a personal loan at work.?

My financial situation:
I am a good candidate for this loan because I have been employed at my current job for over 10 years and really enjoy it. I don't have many financial obligations currently. I had a?nasty separation about 5 years ago?and got stuck with a mortgage, home equity and numerous credit cards but managed to pay most of the debt off. Unfortunately doing this time the vast majority?of?the 43 delinquencies told place. Sold the house for a small profit?which went to the credit cards but couldn't cover them all.?I would be extremely appreciative if you consider my request.?

Monthly net income: $3250

Monthly expenses: $
??Housing: $?450
??Insurance: $ 197
??Car expenses: $ 0
??Utilities: $?130
??Phone, cable, internet: $ 185
??Food, entertainment: $
??Clothing, household expenses $ 0
??Credit cards and other loans: $?
??Other expenses: $ 625
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

social-conductor4	$25.00	$25.00	2/23/2010 4:35:55 PM
Kaj	$25.00	$25.00	2/23/2010 4:36:05 PM
desertoasis	$25.00	$25.00	2/23/2010 4:36:09 PM
anton	$150.00	$150.00	2/23/2010 4:36:16 PM
Sateesh	$100.00	$100.00	2/23/2010 4:36:20 PM
payment-freshmaker	$25.00	$25.00	2/23/2010 4:36:30 PM
mimoney16	$25.00	$25.00	2/23/2010 4:37:06 PM
GatorBux	$25.00	$25.00	2/23/2010 4:37:15 PM
bonFire8	$25.00	$25.00	2/23/2010 4:37:28 PM
time4aloan	$30.00	$30.00	2/23/2010 4:37:33 PM
tps_bubba	$25.00	$25.00	2/23/2010 4:39:08 PM
kc8fot	$25.00	$25.00	2/23/2010 4:39:48 PM
deegeeman	$50.00	$50.00	2/23/2010 4:39:54 PM
Dubbs360	$50.00	$50.00	2/23/2010 4:40:01 PM
supreme-bonus0	$25.00	$25.00	2/23/2010 4:40:07 PM
flexible-value	$25.00	$25.00	2/23/2010 4:42:59 PM
dollar-sensor	$25.00	$25.00	2/23/2010 4:33:16 PM
GunnySwart	$25.00	$25.00	2/23/2010 4:35:49 PM
oldmora	$25.00	$25.00	2/23/2010 4:36:07 PM
elegant-loot	$25.00	$25.00	2/23/2010 4:36:18 PM
klinebarger	$25.00	$25.00	2/23/2010 4:36:22 PM
point	$25.00	$25.00	2/23/2010 4:36:30 PM
Red_b17	$25.00	$25.00	2/23/2010 4:36:39 PM
Jonb6919	$25.00	$25.00	2/23/2010 4:36:42 PM
dime-neutron	$25.00	$25.00	2/23/2010 4:37:09 PM
WalnutCreekguy	$25.00	$25.00	2/23/2010 4:37:21 PM
Nickle-and-Dime-Loans	$25.00	$25.00	2/23/2010 4:35:33 PM
Schmendrick	$25.00	$25.00	2/23/2010 4:37:26 PM
kmprospeo	$50.00	$50.00	2/23/2010 4:37:30 PM
zjm411	$25.00	$25.00	2/23/2010 4:37:34 PM
tallmon	$25.00	$25.00	2/23/2010 4:36:15 PM
pkp121	$25.00	$25.00	2/23/2010 4:36:24 PM
johnsock	$25.00	$25.00	2/23/2010 4:36:28 PM
pemb0023	$25.00	$25.00	2/23/2010 4:36:32 PM
Streetfighter	$100.00	$100.00	2/23/2010 4:36:36 PM
wise-handy-finance	$25.00	$25.00	2/23/2010 4:36:40 PM
burrito6	$25.00	$25.00	2/23/2010 4:36:43 PM
natecam	$25.00	$25.00	2/23/2010 4:37:15 PM
CPAMAN	$25.00	$25.00	2/23/2010 4:37:23 PM
head	$25.00	$25.00	2/23/2010 4:37:33 PM
alex13	$250.00	$250.00	2/23/2010 4:38:14 PM
jasmarc	$25.00	$25.00	2/23/2010 4:39:46 PM
Hokiemon	$25.00	$25.00	2/23/2010 4:39:49 PM
fareast_man	$25.00	$25.00	2/23/2010 4:39:53 PM
gavinfh	$25.00	$25.00	2/23/2010 4:39:59 PM
heavenly-justice9	$50.00	$50.00	2/23/2010 4:39:02 PM
brother_tam	$50.00	$50.00	2/23/2010 4:40:03 PM
supreme-hope	$25.00	$25.00	2/23/2010 4:40:08 PM
greenwell	$25.00	$25.00	2/23/2010 4:39:47 PM
skuba	$25.00	$25.00	2/23/2010 4:39:54 PM
FeedTheMachine	$200.00	$200.00	2/23/2010 4:40:01 PM
deal-hickory5	$25.00	$25.00	2/23/2010 4:40:06 PM
red-favorable-basis	$25.00	$25.00	2/23/2010 4:42:58 PM
reflective-rupee	$50.00	$50.00	2/23/2010 9:49:08 PM
payout-bridge	$74.03	$74.03	2/24/2010 4:44:44 PM
fob	$25.00	$25.00	2/23/2010 4:35:56 PM
seisen	$100.00	$100.00	2/23/2010 4:36:06 PM
natural-greenback6	$25.00	$25.00	2/23/2010 4:36:17 PM
autonomous-truth	$25.00	$25.00	2/23/2010 4:36:28 PM
greatwhiteninja	$25.00	$25.00	2/23/2010 4:36:34 PM
the-silver-blaster	$25.00	$25.00	2/23/2010 4:36:41 PM
NYretire	$25.00	$25.00	2/23/2010 4:37:24 PM
docktah	$25.00	$25.00	2/23/2010 4:37:31 PM
mg6619	$25.00	$25.00	2/23/2010 4:39:06 PM
investment-tempo	$25.00	$25.00	2/23/2010 4:39:12 PM
Orringo	$50.00	$50.00	2/23/2010 4:39:51 PM
silver-armada	$50.00	$50.00	2/23/2010 4:39:58 PM
compassion-lotus5	$25.00	$25.00	2/23/2010 4:40:05 PM
Diamond_Jim	$25.00	$25.00	2/23/2010 4:40:09 PM
capital-galaxy	$100.00	$100.00	2/23/2010 4:42:56 PM
twirl2	$25.00	$25.00	2/23/2010 4:43:00 PM
friendly-worth3	$25.00	$25.00	2/23/2010 4:36:21 PM
Gelden1	$25.00	$25.00	2/23/2010 4:36:26 PM
PatriotKnight	$25.00	$25.00	2/23/2010 4:36:32 PM
KDW08	$25.00	$25.00	2/23/2010 4:36:39 PM
floridass	$25.00	$25.00	2/23/2010 4:36:45 PM
mtandb	$25.00	$25.00	2/23/2010 4:37:14 PM
MONEYMATCH	$25.00	$25.00	2/23/2010 4:37:25 PM
Gixxer600	$25.00	$25.00	2/23/2010 4:37:29 PM
slico	$25.00	$25.00	2/23/2010 4:37:32 PM
impeccable-transparency	$50.00	$50.00	2/23/2010 4:37:35 PM
AF-Chief	$28.00	$28.00	2/23/2010 4:36:08 PM
important-ore	$50.00	$50.00	2/23/2010 4:36:19 PM
diplomatic-point4	$500.00	$500.00	2/23/2010 4:36:27 PM
point-shooter	$25.00	$25.00	2/23/2010 4:36:31 PM
resource777	$25.00	$25.00	2/23/2010 4:36:33 PM
steely_dan34	$25.00	$25.00	2/23/2010 4:36:40 PM
Learning2Lend	$27.07	$27.07	2/23/2010 4:36:46 PM
TheCount	$25.00	$25.00	2/23/2010 4:37:03 PM
money-vista	$25.00	$25.00	2/23/2010 4:37:26 PM
asset-professor	$25.00	$25.00	2/23/2010 4:39:46 PM
Havana21	$50.00	$50.00	2/23/2010 4:39:52 PM
life-is-great	$25.00	$25.00	2/23/2010 4:39:56 PM
LuvToLend	$25.00	$25.00	2/23/2010 4:40:02 PM
drummer427	$25.00	$25.00	2/23/2010 4:39:04 PM
micko	$25.00	$25.00	2/23/2010 4:40:05 PM
visionary-currency	$50.00	$50.00	2/23/2010 4:39:11 PM
kind-efficient-credit	$25.00	$25.00	2/23/2010 4:39:50 PM
listing-trapper3	$50.00	$50.00	2/23/2010 4:39:57 PM
RebuildALife	$25.00	$25.00	2/23/2010 4:40:04 PM
BlindJoeDeath	$25.00	$25.00	2/23/2010 4:40:09 PM
integrity-doctor	$50.00	$15.90	2/23/2010 4:43:01 PM
SolarMoonshine	$25.00	$25.00	2/23/2010 5:36:55 PM
Bob450	$25.00	$25.00	2/23/2010 10:45:12 PM
DasMula	$25.00	$25.00	2/24/2010 7:23:38 AM
dollardave	$100.00	$100.00	2/24/2010 12:30:31 PM
106 bids
Borrower Payment Dependent Notes Series 447984
This series of Notes was issued and sold upon the funding of the borrower loan #41097, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Feb-25-2010
				Auction end date:	Mar-04-2010

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.73%	Starting monthly payment:	$47.97
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.54%	Final monthly payment:	$47.84

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2006	Debt/Income ratio:	38%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	2 / 2	Length of status:	3y 6m
Credit score:	700-719 (Feb-2010)	Total credit lines:	6	Occupation:	Student - College J...
Now delinquent:	0	Revolving credit balance:	$1,276	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	39%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	phl22	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	11 ( 100% )	700-719 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	700-719 (Jul-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Paying for College
Purpose of loan:
This loan will be used to cover tuition costs for college. I have a merit scholarship which pays for two-thirds of my expenses,?but I'm still short $1500.
My financial situation:
I am a good candidate for this loan because I don?t have many expenses. During the school year I work, and most of that money I bank. I have over $10,000 in assets (stocks, bonds, mutual funds) but they?re all wrapped up and it?s not a good time to sell anyhow.
Monthly net income: $250

Monthly expenses: $ 115
??Housing: $0
??Insurance: $0
??Car expenses: $ 50
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 50
??Clothing, household expenses $ 0
??Credit cards and other loans: $?0
??Other expenses: $0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

skuba	$25.00	$17.08	2/25/2010 4:03:02 PM
orbiter614	$40.39	$40.39	2/25/2010 4:22:36 PM
hbzchimar	$25.00	$25.00	2/26/2010 8:51:33 AM
suzanny	$25.00	$25.00	2/26/2010 8:26:56 AM
justice-hawk	$30.00	$30.00	2/27/2010 11:40:44 AM
justice-hawk	$25.00	$25.00	2/28/2010 12:55:59 PM
bonus-adventure3	$25.00	$25.00	2/28/2010 9:12:09 AM
springpanda	$25.00	$25.00	3/1/2010 11:17:49 AM
KapitalX	$25.00	$25.00	3/1/2010 11:59:09 PM
stephen_c01	$25.00	$25.00	3/2/2010 12:49:10 PM
beeslow	$60.84	$60.84	3/2/2010 8:41:50 PM
PalmerTheEmbalmer	$25.00	$25.00	3/3/2010 10:56:46 AM
gtdane	$25.00	$25.00	3/3/2010 8:41:10 AM
Cliffie83	$38.36	$38.36	3/3/2010 7:30:43 PM
Ven58	$25.00	$25.00	3/4/2010 1:45:03 PM
shrewd-income	$100.00	$100.00	3/4/2010 3:26:03 PM
desertoasis	$25.00	$25.00	2/25/2010 4:01:28 PM
micko	$25.00	$25.00	2/25/2010 4:02:52 PM
truth-trapper	$25.00	$25.00	2/25/2010 6:38:27 PM
SCD	$25.00	$25.00	2/25/2010 6:30:30 PM
catumbelense	$25.00	$25.00	2/26/2010 11:08:25 AM
webfeet	$25.00	$25.00	2/26/2010 10:58:40 AM
freetolive	$25.00	$25.00	2/26/2010 4:13:24 PM
power-secret-agent	$25.00	$25.00	2/27/2010 8:27:45 AM
marwadi-62	$200.00	$200.00	2/26/2010 6:05:57 PM
1SteelerFan	$30.00	$30.00	2/27/2010 11:26:09 AM
Damostuff	$25.00	$25.00	2/27/2010 12:07:23 PM
JohnSmith10	$25.00	$25.00	2/28/2010 5:49:48 PM
bondhedger	$25.00	$25.00	3/1/2010 11:26:12 AM
truth-trapper	$25.00	$25.00	3/1/2010 3:59:34 PM
dbanwart	$25.00	$25.00	3/2/2010 7:33:13 AM
selo80	$25.00	$25.00	3/2/2010 4:43:06 PM
Bodyboard	$25.00	$25.00	3/3/2010 8:34:45 AM
prainvestment	$50.00	$50.00	3/3/2010 7:32:03 AM
PalmerTheEmbalmer	$25.00	$25.00	3/3/2010 10:49:36 AM
alvinsl	$25.00	$25.00	3/4/2010 4:55:36 AM
Leshan	$33.33	$33.33	3/4/2010 6:54:10 AM
billnsc	$25.00	$25.00	3/4/2010 7:13:09 AM
shrewd-income	$150.00	$150.00	3/4/2010 3:26:38 PM
orbital-gain	$50.00	$50.00	3/4/2010 11:30:08 AM
40 bids